UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 15, 2015 (May 14, 2015)
________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On May 14, 2015, Norfolk Southern issued a Press Release announcing that the Board of Directors has elected Alan H. Shaw, currently Vice President Intermodal Operations, as Executive Vice President and Chief Marketing Officer, effective May 16, 2015. The press release is attached hereto as Exhibit 99.1.

Mr. Shaw, 47, has been employed by Norfolk Southern since 1994, and he served as Group Vice President Chemicals until 2013, when he became Vice President Intermodal Operations. Prior, Mr. Shaw served as Group Vice President Coal Marketing and held positions in the finance and marketing departments.

Norfolk Southern confirms, as required by regulations under the Securities and Exchange Act of 1934, that (1) there is no family relationship between Mr. Shaw and any director or executive officer of Norfolk Southern, (2) there was no arrangement or understanding between Mr. Shaw and any other person pursuant to which he was elected to his position with Norfolk Southern, and (3) there is no transaction between Mr. Shaw and Norfolk Southern that would require disclosure under Item 404(a) of Regulation S-K.  No material plan, contract, or arrangement (whether or not written) to which Mr. Shaw is a party or a participant was entered into or materially amended in connection with Mr. Shaw’s appointment to Chief Marketing Officer, and Mr. Shaw did not receive any grant or award or any modification thereto, under any such plan, contract, or arrangement in connection with such event.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

               The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated May 14, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary
Date:  May 15, 2015

                                                                 EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 14, 2015.